Exhibit 5.1

[OMM Letterhead]

April 7, 2014

Sportsman’s Warehouse Holdings, Inc.

7035 South High Tech Drive

Midvale, Utah 84047

Re:	Registration of Securities of Sportsman’s Warehouse Holdings, Inc.

Ladies and Gentlemen:

We are acting as special counsel to Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Company”), and the selling stockholders (the “Selling Stockholders”) named in the Underwriting Agreement (defined below) in connection with the registration under the Securities Act of 1933, as amended, (the “Act”) of the offer and sale by the Company of up to 8,802,083 shares (the “Primary Shares”) and by the Selling Stockholders of up to 5,572,917 shares (the “Secondary Shares” and together with the Primary Shares, the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Shares are being offered and sold pursuant to pursuant to the Registration Statement on Form S-1 (File No. 333-194421) of the Company filed with the Securities and Exchange Commission (as amended, the “Registration Statement”). The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus contained therein, other than as expressly stated herein with respect to the issuance and sale of the Shares.

In rendering the opinion below, we examined originals or copies of those corporate and other records and documents we considered appropriate. We assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based on this examination, we are of the opinion that:

1.	when (i) the Registration Statement becomes effective under the Act, (ii) the Board of Directors of the Company, or a duly appointed committee thereof, has determined the price per share of the Shares, (iii) the Board of Directors of the Company, or a duly appointed committee thereof, has taken all necessary corporate action to authorize and approve the Amended and Restated Certificate of Incorporation of the Company in the form most recently filed as Exhibit 3.2 to the Registration Statement (the “Amended and Restated Certificate of Incorporation”), (iv) the Amended and Restated Certificate of Incorporation of the Company has been duly filed with the Secretary of State of the State of Delaware, and (v) the Shares have been duly registered on the books of the transfer agent and registrar in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than per share par value of the Common Stock) in the circumstances contemplated by the form of the underwriting agreement most recently filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), the issuance and sale of the Primary Shares will have been duly authorized by all necessary corporate action on the part of the Company, and the Primary Shares will be validly issued, fully paid and non-assessable; and

2.	the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

The law governed by this opinion letter is limited to the present Delaware General Corporation Act. We express no opinion herein as to any other laws, statutes, regulations or ordinances of any other jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP